Exhibit 99.1

CalAmp Reports Fiscal 2021 Second Quarter Financial Results

SaaS revenue of $33.7 million, up 20% sequentially and representing 40% of total revenue

Second quarter consolidated revenue increased 4% sequentially to $83.5 million

IRVINE, CA, September 24, 2020 -- CalAmp (Nasdaq: CAMP), a global technology solutions pioneer transforming the mobile connected economy, today reported financial results for its second quarter ended August 31, 2020.

“Our second quarter results reflect strong sequential growth in our Software and Subscription Services revenue primarily due to increased installation activity across our geographies as automotive dealerships and school districts advanced plans for reopening, and further supported by solid demand for our K-12 fleet management and LoJack International services” said Jeff Gardner, CalAmp’s president and chief executive officer. “Additionally, our largest customer, Caterpillar, had a strong quarter as we continue to support their 3G-to-4G LTE upgrade.”

Second Quarter Fiscal Year 2021 Financial Overview

•

Consolidated revenue was $83.5 million, up 4.1% sequentially and down 10.4% year-over-year due to a decline in Telematics Systems revenue largely attributable to the COVID-19 impact on MRM Telematics and LoJack U.S. SVR (Stolen Vehicle Recovery) product sales.

•	Software & Subscription Services revenue was $33.7 million, up 20.2% sequentially and 8.0% year-over-year and representing 40.3% of consolidated revenue.
•	Network & OEM products revenue increased to $17.2 million, due to strong sequential growth with its largest customer.
•	LoJack U.S. SVR products revenue was $9.1 million, up 37.0% sequentially, due to an increase in product installations as U.S. auto dealerships reopened from government-imposed pandemic shutdowns.
•	Gross margin was 36.9%, reflecting the decline in Telematics Systems revenue as well as a one-time charge for the resolution of a product performance matter.
•	GAAP net loss was $9.5 million, or a loss of $0.28 per share, with adjusted basis non-GAAP net loss of $1.0 million, or a loss of $0.03 per share.
•	Operating cash flow was $8.2 million, with adjusted EBITDA of $5.4 million and an adjusted EBITDA margin of 6.5%.
•	Ended the quarter with $107.1 million in cash and cash equivalents and approximately $262.6 million in outstanding debt, including $230 million of the 2.0% Convertible Senior Notes due in August 2025.

Business and Recent Highlights

•

Received OCTANe’s Best Consumer Innovation Award for Here Comes The Bus, as well as the 2020 IoT Evolution Product of the Year Award for CalAmp iOn Vision™ video intelligence solutions, and CalAmp iOn™ Suite was named to Equipment Today’s 2020 Contractors’ Top 50 New Products List.

•	Extended relationship with Caterpillar to accelerate migration of existing fleets to 4G LTE.
•	Announced an agreement with major Italian dealership, Maldarizzi Automotive, to install LoJack Connect on all Fiat Chrysler Automobiles (FCA), BMW and Mercedes-Benz vehicles sold by the dealership.
•	Appointed Amal Johnson as Chair of the Board and added new director, Kirsten Wolberg, who has extensive technology and operations experience in the software industry.
•	Released its highly-regarded Bus Guardian, a suite of digital solutions leveraging contact tracing and hygiene verification to help schools more safely and confidently return students to classrooms.

CalAmp Reports Fiscal Year 2021 Second Quarter Financial Results

Summary Financial Information:
(In thousands except per share amounts)
	Three Months Ended		Six Months Ended
	August 31,		August 31,
Description	2020	2019	2020	2019
Revenues:
Software & Subscription Services	$33,696	$31,205	$61,725	$56,716
Telematics Systems
Telematics Products	40,732	48,934	86,271	100,132
LoJack U.S. SVR Products	9,109	13,097	15,756	25,458
	$83,537	$93,236	$163,752	$182,306
Gross margin	37%	40%	38%	40%

Net loss	$(9,478)	$(7,369)	$(23,900)	$(16,062)
Net loss per diluted share	$(0.28)	$(0.22)	$(0.70)	$(0.48)
Non-GAAP measures:
Adjusted basis net income (loss)	$(1,025)	$4,757	$(473)	$8,925
Adjusted basis net income (loss) per diluted share	$(0.03)	$0.14	$(0.01)	$0.26
Adjusted EBITDA	$5,403	$10,647	$11,910	$18,216
Adjusted EBITDA margin	6%	11%	7%	10%

	August 31,	February 29,
Description	2020	2020
Cash and cash equivalents	$107,145	$107,404
Working capital	128,284	116,391
Deferred revenue	60,105	62,156
Total debt (carrying value)	204,466	210,207

Third Quarter Fiscal 2021 Business Outlook

The Company is maintaining its policy of not providing quarterly guidance as visibility into customer demand and product shipments remains uncertain due to the ongoing effects of the COVID-19 pandemic.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its second quarter fiscal year 2021 results at 1:30 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by dialing 833-714-0868 (+1-778-560-2625 for international callers) and using the Conference ID # 5650228. Following the call, an audio replay will also be available by calling 800-585-8367 or +1-416-621-4642 and entering the Conference ID# 5650228. The audio replay will be available through October 1, 2020.

CalAmp Reports Fiscal Year 2021 Second Quarter Financial Results

About CalAmp

CalAmp (Nasdaq: CAMP) is a global technology solutions pioneer transforming the mobile connected economy. We help reinvent business and improve lives around the globe with technology solutions that streamline complex mobile IoT deployments and bring intelligence to the edge. Our software and subscription-based services, scalable cloud platform and intelligent devices collect and assess business-critical data from mobile assets and their contents. We call this The New How, facilitating efficient decision making, optimizing mobile asset utilization and improving road safety.  CalAmp, headquartered in Irvine, California, has been publicly traded since 1983 and has 20 million products installed and over 1.3 million software and services subscribers worldwide. LoJack®, Tracker™ and Here Comes The Bus® and Bus Guardian are CalAmp brands. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; our ability to successfully and timely accomplish our transformation to a SaaS company; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our MRM products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with our recent acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; the impact on our business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, impairment loss and certain other adjustments as detailed

CalAmp Reports Fiscal Year 2021 Second Quarter Financial Results

in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible assets amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, income tax provision adjustments, impairment loss and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurtis Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fiscal Year 2021 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2020	2019	2020	2019

Revenues	$83,537	$93,236	$163,752	$182,306
Cost of revenues	52,727	55,566	101,889	109,225
Gross profit	30,810	37,670	61,863	73,081
Operating expenses:
Research and development	6,989	7,924	13,313	14,810
Selling and marketing	13,493	15,868	26,379	30,515
General and administrative	13,899	12,893	27,568	30,377
Intangible asset amortization	1,844	3,318	3,736	6,358
Restructuring	551	2,272	2,459	2,272
Impairment loss	286	-	4,575	-
	37,062	42,275	78,030	84,332
Operating loss	(6,252)	(4,605)	(16,167)	(11,251)
Non-operating income (expense):
Investment income	680	1,256	698	3,337
Interest expense	(3,857)	(5,555)	(7,934)	(11,011)
Other expense	217	193	9	(206)
	(2,960)	(4,106)	(7,227)	(7,880)
Loss before income taxes and impairment loss in investment of affiliate	(9,212)	(8,711)	(23,394)	(19,131)
Income tax benefit (provision)	(266)	1,342	(506)	3,599
Loss before impairment loss in investment of affiliate	(9,478)	(7,369)	(23,900)	(15,532)
Impairment loss in investment of affiliate	-	-	-	(530)
Net loss	$(9,478)	$(7,369)	$(23,900)	$(16,062)
Loss per share:
Basic	$(0.28)	$(0.22)	$(0.70)	$(0.48)
Diluted	$(0.28)	$(0.22)	$(0.70)	$(0.48)

Shares used in computing loss per share:
Basic	34,256	33,568	34,140	33,475
Diluted	34,256	33,568	34,140	33,475

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CalAmp Reports Fiscal Year 2021 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	August 31,	February 29,
	2020	2020
Assets

Current assets:
Cash and cash equivalents	$107,145	$107,404
Accounts receivable, net	68,387	72,273
Inventories	31,495	36,778
Prepaid expenses and other current assets	24,274	21,411
Total current assets	231,301	237,866

Property and equipment, net	53,640	55,878
Operating lease right-of-use assets	23,428	20,626
Deferred income tax assets	4,565	4,437
Goodwill	102,162	106,335
Other intangible assets, net	41,404	45,895
Other assets	25,032	24,768

	$481,532	$495,805

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$5,184	$33,119
Accounts payable	31,214	28,450
Accrued payroll and employee benefits	10,599	9,049
Deferred revenue	35,001	34,704
Other current liabilities	21,019	16,153
Total current liabilities	103,017	121,475

Long-term debt, net of current portion	199,282	177,088
Operating lease liabilities	25,225	24,279
Other non-current liabilities	35,030	35,044

Stockholders' equity:
Common stock	350	343
Additional paid-in capital	226,368	220,482
Accumulated deficit	(105,565)	(81,531)
Accumulated other comprehensive loss	(2,175)	(1,375)
Total stockholders' equity	118,978	137,919
	$481,532	$495,805

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CalAmp Reports Fiscal Year 2021 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)
(Unaudited)

	Six Months Ended
	August 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(23,900)	$(16,062)
Depreciation	9,983	9,036
Intangible asset amortization expense	3,736	6,358
Stock-based compensation expense	6,469	5,726
Amortization of debt issue costs and discount	5,219	7,606
Impairment losses	4,575	1,210
Noncash operating lease cost	2,588	3,100
Revenue assigned to factors	(3,349)	(3,109)
Deferred tax assets, net	(105)	(3,437)
Other	301	986
Changes in operating assets and liabilities	8,604	(11,794)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	14,121	(380)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	6,264	27,340
Purchases of marketable securities	(6,264)	(17,617)
Capital expenditures	(7,563)	(10,720)
Acquisition, net of cash acquired	-	(60,634)
Other	-	(527)
NET CASH USED IN INVESTING ACTIVITIES	(7,563)	(62,158)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection Program Loan	10,000	-
Repayment of Paycheck Protection Program Loan	(10,000)	-
Proceeds from revolving credit facility	20,000	-
Repayment of 2020 Convertible Notes	(27,599)	-
Payments of issuance cost of the revolving credit facility	(56)	-
Taxes paid related to net share settlement of vested equity awards	(1,485)	(1,729)
Proceeds from exercise of stock options and contributions to ESPP	909	995
NET CASH USED IN FINANCING ACTIVITIES	(8,231)	(734)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	1,414	456
Net change in cash and cash equivalents	(259)	(62,816)
Cash and cash equivalents at beginning of period	107,404	256,500
Cash and cash equivalents at end of period	$107,145	$193,684

CalAmp Reports Fiscal Year 2021 Second Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and stock-based compensation, impairment loss and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income (loss) is as follows (in thousands except per share amounts):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2020	2019	2020	2019
GAAP basis net loss	$(9,478)	$(7,369)	$(23,900)	$(16,062)

Intangible assets amortization expense	1,844	3,318	3,736	6,358
Stock-based compensation expense	2,846	3,183	5,594	5,726
Non-cash interest expense	2,466	3,863	5,219	7,606
GAAP basis income tax provision (benefit)	266	(1,342)	506	(3,599)
Acquisition and integration related expenses	-	46	-	1,190
Litigation and non-recurring legal expenses	170	777	963	4,584
Impairment loss	286	-	4,575	-
Restructuring	551	2,272	2,459	2,272
Other	174	459	655	1,450
Adjusted basis income (loss) before income taxes	(875)	5,207	(193)	9,525
Income tax provision (non-GAAP basis) (a)	(150)	(450)	(280)	(600)
Adjusted basis net income (loss)	$(1,025)	$4,757	$(473)	$8,925

Adjusted basis net income (loss) per diluted share	$(0.03)	$0.14	$(0.01)	$0.26

Weighted average common shares outstanding on a diluted basis	34,256	33,799	34,140	33,766

Other favorable (unfavorable) impacts to Adjusted basis net income (loss) (b)
Deferred revenue purchase accounting adjustment	$(816)	$(2,524)	$(1,757)	$(5,198)
Resolution of a product performance matter	(1,400)	-	(1,400)	-
Inventory excess and obsolescence	-	-	(596)	-
Total other favorable (unfavorable) impacts to Adjusted basis net income (loss)	$(2,216)	$(2,524)	$(3,753)	$(5,198)

CalAmp Reports Fiscal Year 2021 Second Quarter Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2020	2019	2020	2019

GAAP basis net income (loss)	$(9,478)	$(7,369)	$(23,900)	$(16,062)

Investment income	(680)	(1,256)	(698)	(3,337)
Interest expense	3,857	5,555	7,934	11,011
Income tax provision (benefit)	266	(1,342)	506	(3,599)
Depreciation and amortization	6,917	8,509	13,719	15,394
Stock-based compensation	2,846	3,183	5,594	5,726
Acquisition and integration related expenses	-	46	-	1,190
Litigation and non-recurring legal expenses	170	777	963	4,584
Impairment loss	286	-	4,575	-
Restructuring	551	2,272	2,459	2,272
Other	668	272	758	1,037
Adjusted EBITDA	$5,403	$10,647	$11,910	$18,216

Other favorable (unfavorable) impacts to Adjusted EBITDA (b)
Deferred revenue purchase accounting adjustment	$(816)	$(2,524)	$(1,757)	$(5,198)
Resolution of a product performance matter	(1,400)	-	(1,400)	-
Inventory excess and obsolescence	-	-	(596)	-
Total other favorable (unfavorable) impacts to Adjusted EBITDA	$(2,216)	$(2,524)	$(3,753)	$(5,198)

Revenue	$83,537	$93,236	$163,752	$182,306

Adjusted EBITDA margin	6%	11%	7%	10%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)

Other favorable (unfavorable) impacts to Adjusted basis net income (loss) and Adjusted EBITDA represent financial impacts that cannot be included in these Non-GAAP measures, but management believes can provide insights into underlying operational earnings for the periods presented above. These items include deferred revenue purchase accounting adjustment resulting from business acquisitions which reduces revenue and gross profit, resolution of a product performance matter with a customer and inventories related to the automotive vehicle financing business that are obsolete or in excess of demand forecast.